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                                                                    EXHIBIT 10.1

                                               DRAFT September 24, 1996


                                                         ( ---------- , ------ )


                      CONTRACT FOR PURCHASE OF REAL ESTATE

         THIS CONTRACT FOR PURCHASE OF REAL ESTATE, is made as of the _____ day of ________, 1996, by and between ______________ LIMITED PARTNERSHIP, an Indiana limited partnership ("Seller"), and SIGNATURE INNS, INC., an Indiana corporation ("Purchaser") .

                                   AGREEMENT

         In consideration of the payment by Purchaser to Seller of Ten Dollars ($10) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and the mutual covenants herein contained, Seller and Purchaser agree as follows:

         1. PURCHASE AND SALE. Purchaser hereby agrees to purchase from Seller and Seller hereby agrees to sell to Purchaser the undivided interest as tenant-in-common set forth on Schedule I attached hereto and made a part hereof in and to the motel commonly referred to as Signature Inn ________________ located at ____________________, _______ County, ________________ (collectively, the "Project") (the undivided interest in the Project which is being purchased and sold hereunder being referred to herein as the "Transferred Interest" and the undivided interest as tenant-in-common in the Project which will be retained by Seller as of the Closing (as hereinafter defined), as such interest is set forth on Schedule I, being referred to herein as the "Remaining Interest"), which Project consists of (a) the real estate described in Exhibit A attached hereto and made a part hereof (the "Real Estate"), together with all rights, privileges, easements and interests appurtenant thereto, including, but not limited to, any rights, title and interests in and to any streets or other public ways adjacent to the Real Estate; (b) all improvements located on the Real Estate, which shall include not less than _______________ (____) guest rooms and suites and any and all amenities located on the Real Estate, including, without limitation, any recreational facilities (all such improvements being referred to herein as the "Improvements," and the Real Estate and the Improvements being referred to herein collectively as the "Real Property") (the undivided interest as tenant-in-common in and to the Real Property being purchased and sold hereunder as part of the Transferred Interest being referred to herein as the "Transferred Real Property Interest"); (c) all personal property owned by Seller located on or in the Real Property or used in connection with the operation or maintenance of the Real Property, including, without limitation, all inventory, foodstuffs, alcoholic and non-alcoholic beverages, furniture (including, without limitation, beds, nightstands, chests of drawers, tables, chairs, lobby furniture and outdoor furniture), fixtures, heating, plumbing, ventilating and air conditioning equipment, electrical systems, elevators and other machinery, appliances (including, without limitation, refrigerators, freezers, ice machines, stoves, ranges, and ovens) , vending machines, mini-bars, trade fixtures, office equipment and supplies, tools and maintenance equipment and supplies, fuels, drapery shades and blinds, lamps, chandeliers and other lighting fixtures, rugs, carpets, carpeting and other floor coverings, sculptures and art work, landscaping, linen, case goods, silverware, china, dishes, glassware, computer equipment and hardware, computer software, telephones, telephone systems, televisions and radios and motor vehicles, but excluding all cash and cash equivalents (whether on hand or in reserve or other accounts maintained with third parties) (all such personal property being referred to herein collectively as the "Tangible Personal Property") (the undivided interest as tenant-in-common in and to the Tangible Personal Property being purchased and sold hereunder as part of the Transferred
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Interest being referred to herein as the "Transferred Tangible Personal
Property Interest"); (d) all of Seller's rights and interests in all leases, room rental agreements and other agreements pursuant to which Seller agrees to provide accommodations in, or the use of, the Improvements, or any part thereof, to guests, licensees or invitees on and after the Closing Date (as hereinafter defined) (the "Rental and Guest Agreements"); (e) all of Seller's rights, title and interests in and to the leases of equipment used in or relating to the ownership, maintenance, use or operation of the Real Property (the "Equipment Leases") and the contracts relating to the ownership, maintenance, use or operation of the Real Property (the "Service Contracts") (the Equipment Leases and the Service Contracts being referred to herein collectively as the "Operations Contracts"); and (f) all of Seller's rights, title and interests in and to all intangible property used or useful in connection with the foregoing, including without limitation, all books, records, plans, specifications, drawings and reports, and all contract rights, guarantees, licenses and permits (including any liquor licenses and permits) and warranties (collectively, the "Intangible Personal Property") (the undivided interest as tenant-in-common in and to the Intangible Personal Property being purchased and sold hereunder as part of the Transferred Interest being referred to herein as the "Transferred Intangible Personal Property") (the Tangible Personal Property, Rental and Guest Agreements, Operations Contracts, and Intangible Personal Property being referred to herein collectively as the "Personal Property") .

                On the Closing Date, immediately following the Closing, the Remaining Interest will be conveyed to Purchaser, as the general partner of Seller, as a liquidating distribution of Seller (the "Liquidating Distribution")
 As a result of the sale and purchase of the Transferred Interest as contemplated hereby and the Liquidating Distribution, immediately after the Closing, Purchaser will own the Transferred Interest and the Remaining Interest and therefore One Hundred Percent (100%) of the Project.

                2. EARNEST MONEY. Concurrently with the execution of this Contract, Purchaser is delivering earnest money in the amount of ____________
Dollars ($        ) (the "Earnest Money") to the Indianapolis office of Lawyers
Title Insurance Corporation (the "Title Company") . The Earnest Money shall be held by the Title Company in escrow, subject to the terms and conditions hereinafter set forth, and shall be invested in a time deposit of a federally insured banking institution approved by Purchaser and Seller. The Earnest Money, and any interest thereon, shall be applied to the obligation of Purchaser at the Closing and shall be credited against any portion of the Purchase Price (as hereinafter defined) payable in cash.

         3. PURCHASE PRICE AND MANNER OF PAYMENT. The purchase price for the Transferred Interest (the "Purchase Price") shall be an amount equal to _____________________ Dollars ($_______) . The Purchase Price shall be paid at the Closing as follows:

             a. Purchaser will assume (i) the Transferred Interest's share of the principal balance outstanding as of the Closing Date of the Existing Financing (as hereinafter defined); and (ii) all accrued and unpaid interest on the Existing Loan as of the Closing Date. For the purposes hereof, the "Existing Loan" shall mean the loan described on
         Schedule II attached hereto and made a part hereof (the "Existing Financing") , which Existing Financing is secured by a first mortgage/deed of trust lien on the Project (the "Existing Financing Lien") . Because Purchaser will own the entire Project after its acquisition of the Transferred Interest and the Remaining Interest, Purchaser may enter into an assumption agreement at the Closing for One Hundred Percent (100%) of the Existing Financing. If Purchaser enters into such an agreement at the Closing, it will


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         be deemed to have satisfied the requirement of this subparagraph (a);
         and

             b. Purchaser shall pay to Seller by wire transfer of federal funds, the difference between the Purchase Price, as adjusted as provided herein, and the amount of the Existing Loan, principal and interest, assumed by Purchaser pursuant to Paragraph (a) (i) and (ii) above.

The Purchase Price shall be allocated among the Project assets in the manner set forth in Schedule III hereto. Each party agrees that it will not take any position that varies from or is inconsistent with such allocation in any filing made by such party with the Internal Revenue Service or any other federal, state or local governmental or regulatory authority.

The Purchase Price shall be increased by an amount equal to the Transferred Interest's Share of all amounts held in escrow or reserve as of the Closing Date by Seller, a lenders or any other party for the payment of taxes and insurance or as a furniture, fixture and equipments reserve or other reserve for the Project (the "Escrows") . Seller shall transfer the Transferred Interest's Share of the Escrows to Purchaser at Closing.

         4. CLOSING. The purchase and sale of the Transferred Interest shall be closed on a date specified by Purchaser which is not earlier than five (5) days after the date on which the conditions precedent set forth in Paragraph 5 (a) -
(f) have been fulfilled (or waived by Purchaser) and which is not later than _______ , 1996.

         The purchase and sale of the Transferred Interest shall be closed at the offices of Johnson, Smith, Pence, Densborn, Wright & Heath, One Indiana Square, Suite 1800, Indianapolis, Indiana 46204, or at such other location as may be mutually agreed to by the parties. The date and event of the consummation of the purchase and sale of the Transferred Interest as contemplated hereby are referred to herein, respectively, as the "Closing Date" and the "Closing."

         5. CONDITIONS PRECEDENT TO CLOSING. Purchaser's obligations hereunder shall be subject to the condition that as of the Closing Date there is no breach of any of Seller's covenants, representations or warranties hereunder and to the satisfaction of the following conditions precedent:

             a. BUILDING DOCUMENTS. Within ______ ( ) days after the Effective Date (as hereinafter defined) , Seller shall have furnished to Purchaser the following documents (the "Building Documents") :

                   i. copies of architectural drawings and plans and
             specifications for the Project in Seller's Possession (as hereinafter defined);

                   ii. all Service Contracts, including, but not limited to, any and all utility contracts, construction contracts and employment and labor agreements, maintenance agreements (including, without limitation, all janitorial, elevator, scavenger, laundry and landscaping agreements) .

                   iii. all books and records and other documents relating to the Project maintained by Seller or their agents in connection with the ownership and operation of the Project in Seller's Possession which Purchaser may reasonably require .


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                   iv. copies of all certificates of occupancy, licenses,
             permits, authorizations and approvals (other than any such certificates, licenses, permits, authorizations and approvals which are no longer in effect) required by law as a condition to occupancy of the Project or to any of its present uses or otherwise issued with respect to the Project by any governmental authorities having jurisdiction affecting the Project (the "Governmental Approvals") , which are in Seller's possession.

                   v. copies of the bill or bills issued for the years 1994 and
             1995 for real estate taxes and any special assessments and copies of any subsequently issued notices pertaining to real estate taxes or assessments applicable to the Project.

                   vi. copies of any engineering reports or other studies
             (including inspection reports of governmental authorities or insurance carriers) in Seller's Possession concerning the physical condition and operation of the Project or recommended improvements thereto .

                   vii. copies of any contracts entered into by Seller or its agents for repairs or other work to be performed to the Project or covering repairs or other work performed during the three (3) years immediately preceding the Effective Date for a contract price in excess of Ten Thousand Dollars ($10,000), which are in Seller's Possession .

                   viii. copies of any reports or inspections of the Real
             Property with respect to environmental, health or safety matters, which are in Seller's Possession.

                   ix. such other documents as Purchaser may reasonably request which are in Seller's Possession.

         For purposes of this subparagraph 5(a), "Seller's Possession" shall mean in Seller's actual possession or under Seller's reasonable control, or reasonably available to Seller.

         b. TITLE INSURANCE. Within _______ (____) days after the Effective Date, Seller shall have furnished Purchaser, at Seller's expense, a commitment for an owner's policy of title insurance (the "Title Commitment") issued by the Title Company containing the agreement of the Title Company to issue an owner's policy of title insurance (ALTA Form 1992) insuring fee simple title to the Transferred Real Property Interest in the name of Purchaser upon delivery of a limited warranty deed from Seller to Purchaser. The Title Commitment shall set forth the state of title to the Real Estate together with all exceptions or conditions to such title, including, but not limited to, all easements, restrictions, rights-of-way, covenants, reservations and all other encumbrances affecting the Real Estate which would appear in an owner's policy of title insurance issued pursuant to the Title Commitment. Purchaser shall receive with the Title Commitment, legible copies of the special exceptions set forth therein. The Title Commitment shall contain the commitment of the Title Company to insure such title to the Transferred Real Property Interest in Purchaser for the full amount


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of the Purchase Price, shall contain the further agreement of the Title Company to insure access from the Real Estate to a dedicated public right-of-way which is contiguous to the boundary of the Real Estate, a 3.0 zoning endorsement certifying that the Real Estate is zoned under the zoning ordinance of the zoning jurisdiction in which the Property is located to permit the use of the
Real Property as a          room motel.
                   --------

         c. SURVEY. Within _______ (____) days after the Effective Date, Seller shall have furnished Purchaser, at Seller's expense, a boundary survey of the Real Estate prepared by a surveyor or engineer who is licensed by the appropriate governmental authorities of the state in which the Real Estate is located and who is acceptable to Purchaser (such boundary survey for the Real Estate being referred to herein as the "Survey") , and certified as of a date not more than ten (10) days prior to the date of delivery to Purchaser. The Survey shall be prepared in accordance with Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by [the Indiana Land Title Association] [ALTA and ACSM in 1992] , and shall certify that the Real Estate is not located within a Special Flood Hazard Area. The Survey shall be certified to Seller, Purchaser, and such other parties as Purchaser may request.

         Within _____ (____) days after receipt by Purchaser of the Title Commitment and the Survey, Purchaser shall advise Seller of any defect or objections affecting the marketability of title to the Real Property or the use of the Real Property as a motel, whether disclosed by the Title Commitment or the Survey. Any item to which no objection is made by that date shall thereafter be a "Permitted Exception." Purchaser agrees that the Existing Financing Lien shall be a Permitted Exception, and that Purchaser shall not be entitled to raise such Existing Financing Lien as a defect or objection affecting the marketability of title to the Real Property, so long as no event of default is continuing thereunder. If any objection is timely made, Seller shall endeavor to satisfy the same within ______ (___) days after Seller's receipt of such objection. If Seller fails to satisfy such objection within such _________ (___) day period, Purchaser may, by written notice given to Seller within __________ (____) days after the expiration of such _______________ (____) day period, terminate this Contract, in which event the Earnest Money, together with all interest thereon, shall be returned to Purchaser, and neither Seller nor Purchaser shall have any further rights, remedies or obligations hereunder. Purchaser's failure to so terminate this Contract shall be deemed a waiver of any objection not satisfied by Seller, other than objection to liens (other than the Existing Financing Lien) that may be satisfied out of the Purchase Price at Closing, and all such objections deemed waived shall thereafter constitute Permitted Exceptions.

         d. ADDITIONAL SIGNATURE INN PROJECTS. Within ___________ (_____) days after the Effective Date (the "Additional Contract Deadline") , Purchaser shall have entered into a binding contract (including and subject to terms and conditions similar to those included herein) with the owner of each Signature Inn project set forth on Schedule IV attached hereto and made a part hereof (such projects being referred to herein singly, as an "Additional Signature Inn Project," and collectively as the "Additional Signature Inn Projects") for the acquisition by Purchaser of the interests in such Additional Signature Inn Project set forth on Schedule IV (such interests being referred to herein singly as an


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"Additional Signature Inn Interest," and collectively as the "Additional
Signature Inn Interests") . In the event Purchaser is unable to enter into such a binding contract in respect of each Additional Signature Inn Interest by the Additional Contract Deadline, Purchaser may terminate this Contract by written notice given to Seller within ______ (____) days after the Additional Contract Deadline. If Purchaser fails to terminate this Contract within such ___________ (______) day period, Purchaser shall be deemed to have waived the condition set forth herein. In the event this Contract is so terminated, the Earnest Money, together with all interest thereon, shall be returned to Purchaser, and neither Seller nor Purchaser shall have any further rights, remedies or obligations hereunder .

         e. FINANCING. By no later than _______________, Purchaser shall have obtained:

             (i) the consent of the party holding the Existing Financing to the assumption by Purchaser of the Transferred Interest's Share (as hereinafter defined) thereof, which consent shall be upon terms and conditions acceptable to Purchaser; and

             (ii) a commitment for the funding of the amounts necessary to pay Seller that portion of the Purchase Price payable in cash in accordance with the terms of this Contract, which commitment shall be upon terms and conditions acceptable to Purchaser.

         f. INSPECTION. By no later than the Closing Date, Purchaser shall have received, at its expense, a satisfactory inspection report describing the physical condition of the Real Property .

         In the event a condition set forth in Paragraph 5(e) or (f) is not timely and completely satisfied, Purchaser may terminate this Contract by written notice given to Seller within _________ (____) days after the date for satisfaction of such condition. If Purchaser fails to terminate this Contract within such _________ (____) day period, Purchaser shall be deemed to have waived the respective condition. In the event this Contract is so terminated, the Earnest Money, together with all interest thereon, shall be returned to Purchaser, and neither Seller nor Purchaser shall have any further rights, remedies or obligations hereunder .

         Purchaser obligations hereunder shall be subject to the additional condition that, by no later than the Closing Date, Purchaser shall have acquired (or shall be acquiring simultaneously with the Closing) each Additional Signature Inn Interest (other than Excluded Additional Signature Inn Interests (as hereinafter defined) ) . If Purchaser does not so acquire each Additional Signature Inn Interest (other than Excluded Additional Signature Inn Interests) and such failure is not due to default by Purchaser under the contract in respect thereof, Purchaser may terminate this Contract by written notice given to Seller by the last day provided for the Closing pursuant to Paragraph 4 hereof. In the event this Contract is so terminated, the Earnest Money, together with all interest thereon, shall be returned to Purchaser, and neither Seller nor Purchaser shall have any further rights, remedies or obligations hereunder. If Purchaser is unable to enter into a binding contract with respect to an Additional Signature Inn Interest, but Purchaser does not terminate this contract as a result thereof, such Additional Signature Inn shall thereafter be deemed an "Excluded Additional Signature Inn Interest."


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6. CLOSING ADJUSTMENTS AND PRORATIONS.

         a. TAXES AND ASSESSMENTS. All real estate and personal property taxes assessed against the Project for years prior to the year of the Closing and all penalties and interest thereon shall be paid by Seller. The Transferred Interest's Share of all real estate and personal property taxes assessed against the Project for the year of the Closing shall be prorated between Seller and Purchaser as of the Closing Date on the basis of the exact number of days each will own the Transferred Interest during the year of the Closing. If the amount of such real estate and personal property taxes is not known at the Closing, closing adjustments will be finally made on the basis of the most recent tax rate and assessed valuation for the Project and, if the Real Property has been taxed as part of a tax parcel including other real estate, a reasonable estimate as to the allocation of taxes between the Real Property and such other real estate. Purchaser shall have the right, in the name of Seller or Purchaser, to contest or appeal any such tax or assessment. Immediately upon conveyance of the Transferred Interest, Seller shall pay all state, county and city property transfer taxes, documentary stamp taxes and gross income or adjusted gross income taxes then due and payable in respect of the transfer hereby contemplated. The Transferred Interest's Share of any taxes and assessments in respect of the Project for the year of Closing shall be paid by Purchaser and Purchaser will assume the same at Closing. Purchaser shall be allowed as a credit against that portion of the Purchase Price payable in cash at the Closing, the Transferred Interest's Share of the taxes and assessments in respect of the Project for the year of Closing. The owner of the Remaining Interest shall be liable for the Remaining Interest's Share of any taxes and assessments in respect of the Project for the year of Closing .

         b. RECORDING FEES. Seller shall pay all state, county and city recording fees and costs related to the conveyance of the Transferred Interest to Purchaser. Purchaser shall pay all recording costs and fees related to the financing of the Transferred Interest, including any recording costs and fees for the assignment and assumption agreement in respect of the Existing Financing.

         c. ROOM RENTALS. Seller shall be entitled to all guest room rental charges, public room rental charges, food and beverage charges and other charges and revenues derived from the operation of the Project ("Charges") for the period prior to the Closing Date. Purchaser shall be entitled to the Transferred Interest's Share of all Charges derived from the operation of the Project from and after the Closing Date. The owner of the Remaining Interest shall be entitled to the Remaining Interest's Share (as hereinafter defined) of all charges derived from the operation of the Project on and after the Closing Date.

         d. UTILITIES. Water, electricity, sewer, gas, cable television, telephone and other utility charges shall be prorated based, to the extent practicable, on the average monthly charges for such utilities over the twelve months immediately preceding the month in which the Closing is held, and on the basis of the actual number of days of the month which shall have elapsed as of the Closing Date. Seller shall be responsible for all such charges for the periods prior to the Closing Date. Purchaser shall be responsible for the Transferred Interest's Share of such charges for the period on and after the Closing Date. The owner of the


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Remaining Interest shall be responsible for the Remaining Interest's Share of all such charges for the periods on and after the Closing Date.

         e. OPERATIONS CONTRACTS. Amounts paid or payable under the Operations Contracts shall be prorated as of the Closing Date on the basis of the actual number of days of the month which shall have elapsed as of the Closing Date. Seller shall be responsible for all such amounts payable for the period prior to the Closing Date. Purchaser shall be responsible for the Transferred Interest's Share of such amounts payable under the Operation's Contract for the period on and after the Closing Date. The Owner of the Remaining Interest shall be responsible for the Remaining Interest's Share of such amounts payable under the Operation's Contract for the period on and after the Closing Date. At the Closing, Purchaser, as the owner of the Transferred Interest and the Remaining Interest, shall assume and agree to pay, perform and discharge, pursuant to an Assignment and Assumption Agreement in a form reasonably satisfactory to Seller and Purchaser (the "Assignment and Assumption") , all obligations accruing on and after the Closing Date under the Operations Contracts (the "Assumed Liabilities") .

         f. EMPLOYMENT EXPENSES. All payroll, F.I.C.A., employee benefits and employee-related taxes and accrued and unpaid vacation and sick pay for the Project for the period prior to the Closing Date shall be paid by Seller in full at or prior to the Closing, without contribution or proration from Purchaser.

         g. MAINTENANCE ASSESSMENTS. All Maintenance Assessments (as hereinafter defined) for years prior to the year of Closing and all penalties and interest thereon shall be paid by Seller. The Transferred Interest's Share of any unpaid Maintenance Assessments assessed against the Project for the year of Closing shall be prorated between Seller and Purchaser as of the Closing Date on the basis of the exact number of days each will own the Transferred Interest during the year of Closing. If the amount of such Maintenance Assessments is not known at the Closing, closing adjustments will be finally made on the basis of the amount of the most recent Maintenance Assessments. Purchaser shall have the right, in the name Seller or Purchaser, to contest or appeal any such Maintenance Assessment. The Transferred Interest's Share of any unpaid Maintenance Assessments for the year of it shall be paid by Purchaser, and Purchaser will assume the same at Closing. Purchaser shall be allowed as a credit against that portion of the Purchase Price payable in cash at the Closing, the amount so assumed. The owner of the Remaining Interest shall be liable for the Remaining Interest's Share of any unpaid Maintenance Assessments for the year of Closing. For the purposes hereof, "Maintenance Assessments" shall mean all amounts payable by Seller, as the owner of the Project, under any declaration, easement or other agreement for the maintenance, repair or use by the Project of any road, street sign, easement, utility (including any storm sewer or sanitary sewer) , common area or other area.

         h. ESCROW. The Transferred Interest's share of all amounts held in escrow or reserve for the Project (the "Escrowed Amounts") , including, without limitation amounts escrowed for taxes and insurance, and furniture, fixture and equipment reserves, whether held by the lender of the Existing Financing or any other party, shall be transferred to Purchaser at the Closing. The Purchase


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Price shall be increased by the amount of any Escrowed Amounts so transferred to
Purchaser.

             i. ADDITIONAL ITEMS. Such other items that are customarily prorated in transactions of this nature shall be ratably prorated.

         For the purposes hereof, the "Transferred Interest's Share" shall be a fraction which is equal to the undivided interest in the Project described on
Schedule I attached hereto being sold to, and purchased by, Purchaser pursuant to this Contract, and the " Remaining Interest's Share" shall be a fraction which is equal to the undivided interest in the Project described on Schedule I attached hereto which is not sold under this Contract. Seller and Purchaser acknowledge and agree that any reference herein to the owner of the Remaining Interest shall be a reference to Purchaser after the Closing. For purposes of calculating prorations under this Contract, Purchaser shall be deemed to be in title to the Transferred Interest and the Remaining Interest, and therefore entitled to the income in respect thereof and responsible for the expenses in respect thereof, for the entire day upon which the Closing occurs. Bills received after the Closing which relate to expenses incurred, services performed or other amounts allocable to the period prior to the Closing Date shall be paid by Seller, except to the extent this Contract otherwise provides.

         All credits to Purchaser from the closing adjustments and prorations described above or elsewhere in this Contract shall reduce the cash portion of the Purchase Price payable at the Closing and all credits to Seller from the closing adjustments and prorations described above or elsewhere in this Contract shall increase the cash portion of the Purchase Price payable at the Closing. Any accounts receivable for Charges accruing prior to the Closing Date (all accounts receivable for Charges accruing prior to the Closing Date being referred to herein as "Pre-Closing Accounts Receivable") , shall remain the sole property of Seller and Purchaser shall have no rights, title or interests therein. In no event shall any adjustment be made to the Purchase Price as a result of uncollectible Pre-Closing Accounts Receivable. All costs, expenses, bills and other obligations relating to the operation of the Project which are incurred or accrued through the day immediately preceding the Closing Date shall be the obligation of Seller.

         Except as set forth in Paragraph 3 (a) hereof and Paragraph 6 (a) , 6(e) and 6(f) hereof, Purchaser shall not assume any indebtedness, obligations, commitments or liabilities of Seller of any nature whatsoever, including, without limitation (a) any obligation for federal, state and local income taxes incurred by Seller or arising out of transactions entered into or any state of facts existing at or prior to the Closing or arising out of or incident to the sale of the Transferred Interest to Purchaser; (b) any obligation or liability relating to the Project imposed under any law relating to the environment, health or safety, and arising out of any act, event or condition occurring or existing prior to the Closing; (c) the obligations and liabilities of Seller imposed hereunder and under any other documents delivered by Seller at the Closing; and (d) any obligations and liabilities of Seller in respect of any and all present and former employees of the Project, including, without limitation, liabilities and obligations for (x) all disability income; unemployment benefits; workers' compensation claims and benefits; (y) all benefits and liabilities under any employee benefit plans (within the meaning of Section 3(3) of the Employee Retirement Income Securities Act of 1974, as amended) , programs, or arrangements maintained by or contributed to by Seller; and (z) violations by Seller of the Immigration Reform and Control Act of 1986, including Form 1-9 requirements. Purchaser agrees solely for the benefit of Seller, but not for the benefit of any other person, that the Assumed Liabilities shall be paid and discharged in accordance with the terms thereof, provided that Purchaser may in good faith contest any Assumed Liability. Seller agrees, solely for the benefit of Purchaser but not for the benefit of any other person, that any liabilities or



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obligations of Seller not included in the Assumed Liabilities will be paid and discharged by Seller in accordance with the terms thereof, provided that Seller may in good faith contest any such liability or obligation.

         7. INSPECTIONS. Purchaser and its employees, agents, contractors and engineers shall, upon reasonable notice to Seller, have the right to enter the Project at any time and from time to time for purposes of inspecting, surveying, making engineering studies and geotechnical and soil tests of the same and making such other investigations and tests as Purchaser deems necessary or desirable. Purchaser shall repair any damage incurred or arising in connection with inspections or work performed by Purchaser, its agents, contractors or engineers pursuant to the provisions of this Paragraph 7 and Purchaser shall indemnify Seller against any losses, claims, damages or liabilities arising from any such inspections or work. Such indemnity shall be deemed to include the payment of reasonable attorneys' fees and court costs incurred in defending any such claim and shall survive any rescission or termination of this Contract.

         8. RISK OF LOSS: CONDEMNATION. Until the purchase and sale of the Transferred Interest is consummated at the Closing, the risks of ownership and loss of the Project shall be borne by Seller.

         In the event the Project or any part thereof is taken by condemnation or other exercise of the power of eminent domain prior to the Closing, Purchaser shall have the option to:

             a. Require Seller to convey to Purchaser in accordance with the terms of this Contract the Transferred Interest in and to that part of the Project not taken and assign to Purchaser, as the owner of the Transferred Interest and the Remaining Interest, all condemnation proceeds payable in respect of that part of the Project taken; or

             b. If the taking materially adversely affects the use of the Project or reduces the number of rooms or parking spaces, terminate this Contract.

Seller shall promptly notify Purchaser of any condemnation or eminent domain proceeding affecting the Project of which it receives notice.

         If, prior to the Closing, any portion of the Project is damaged or destroyed to a "material" (as hereinafter defined) extent, Seller shall give Purchaser prompt written notice thereof, and Purchaser may, at its option, terminate this Contract by delivery to Seller of written notice of such termination within fourteen (14) days after receipt of notice of such damage or destruction. If damage or destruction occurs within fourteen (14) days prior to the Closing, the Closing shall be extended to the date which is fourteen (14) days after the occurrence of such damage or destruction. Upon receipt of such notice of termination, the Earnest Money, together with all interest thereon, shall be returned to Purchaser, and the parties shall have no further rights, remedies or obligations hereunder. If Purchaser elects not to so terminate this Contract, then: (a) the Closing shall take place as provided in this Contract;
(b) Seller shall assign to Purchaser, as the owner of the Transferred Interest and the Remaining Interest, all of Seller's rights with respect to the settlement of all insurance proceeds receivable in respect of such damage or destruction; and (c) Purchaser shall receive credit at the Closing against the Purchase Price in an amount equal to the Transferred Interest's Share of applicable insurance deductibles After the Closing, Purchaser shall have the exclusive right to settle the loss and shall receive all proceeds of the insurance covering the Improvements so damaged or destroyed, if a settlement of insurance proceeds has not occurred. If any amounts remain after the complete restoration of the Project, Purchaser shall be entitled to the Transferred Interest's Share of such remainder and the owner of the Retained Interest shall be entitled to the Retained Interest's Share of such remainder.

        If, prior to the Closing, any portion of the Project is damaged or destroyed, but such damage or destruction is not "material," Seller shall give Purchaser prompt written notice thereof and shall use its best efforts to restore, prior to the Closing, the Project to its previous condition. If Seller is unable to complete said restoration prior to the Closing, Purchaser shall be entitled to elect by written notice to Seller either (a) to receive credit at the Closing for the entire cost of restoration of the Project, or (b) to accept an assignment from Seller to Purchaser of all of Seller's rights with respect to the settlement of all insurance proceeds receivable in respect of such damage or destruction and to receive credit at the Closing equal to the Transferred Interest's Share of all insurance deductibles therefrom. If Purchaser elects the option set forth in clause (b) of this subparagraph, until the settlement of loss there shall be retained in escrow out of the proceeds at the Closing such sum as the parties shall agree upon as sufficient to pay the Transferred Interest's Share of the estimated cost of fully repairing and rehabilitating such damaged or destroyed Project (and to pay all indirect and incidental costs and expenses) . Upon ascertainment of the actual cost of repairs and rehabilitation and receipt of the insurance proceeds an appropriate refund shall be made to Seller of any excess sum in said escrow which was not required to complete the work. In the event Purchaser elects the option set forth in clause
(a) of this subparagraph, Seller shall be entitled to retain all insurance proceeds with respect to such damage or destruction.

        For purposes of this Paragraph 8, "material" shall mean damage to or destruction of the Project for which the aggregate estimated cost of repair, restoration and rehabilitation (including all indirect and incidental costs and expenses) is in excess of Twenty Five Thousand Dollars ($25,000) .

        9. POSSESSION OF THE PROJECT; TERMINATION OF EMPLOYEES. Possession of the Project shall be delivered by Seller to Purchaser at the Closing, free and clear of the rights of any other party to possession thereof (excluding the rights of the owner of the Retained Interest as a tenant-in-common with Purchaser and excluding the rights of guests under Rental and Guest Agreements). Upon delivery of possession to Purchaser, the Project shall be in the same condition as it is on the date hereof, ordinary wear and tear excepted. Effective as of 12:01 a.m. on the Closing Date of all of the employees of Seller at the Project will be terminated.

         10. SELLER'S OBLIGATIONS AT CLOSING. At the Closing, Seller agrees to deliver to Purchaser in accordance with the terms of this Contract the following:

             a. an owner's policy of title insurance issued by the Title Company (the "Title Policy") with an effective date as of the Closing Date in the amount of the Purchase Price, which shall insure fee simple, indefeasible title in and to the Transferred Real Property Interest in the name of Purchaser as legal owner, subject only to the Permitted Exceptions. The Title Policy shall be issued on ALTA Form 1992, shall certify in a form 3.0 zoning endorsement the zoning of the Real Property as of the Closing Date and shall insure access from the Real Property to a dedicated public right-of-way which is contiguous to the boundary of the Real Estate. All standard pre-printed exceptions shall be deleted from such Title Policy. Any closing fee charged by the Title Company to issue the Title Policy with an effective date as of the Closing Date and the use of its personnel and facilities shall be paid one-half (1/2) by Seller and one-half (1/2) by Purchaser. All other costs in respect of the Title Policy shall be borne by Seller. The requirement set forth in this Section 10(a) shall be deemed to be satisfied if, at the Closing, the Title Company issues to Purchaser an owner's policy of title insurance which insures fee simple, indefeasible title to the entire Real Property; provided, however, in no event shall Seller be required to bear any greater cost for such title policy than it would be required to bear hereunder for the Title Policy;

             b. A duly authorized and executed Limited Warranty Deed in recordable form conveying good and marketable title to the Transferred Interest, free and clear of all liens, claims, encumbrances, security interests or other defects in title, other than Permitted Exceptions (including the Existing Loan, the Transferred Interest's Share in which Purchaser will assume in such deed);

             c. A bill of sale executed by Seller conveying and assigning title to the Transferred Tangible Personal Property Interest and Intangible Personal Property Interest to Purchaser free and clear of all liens, claims, encumbrances or security interests or other defects in title;

             d. A duly authorized and executed Affidavit in the form required by the Title Company to provide extended coverage under the Title Policy;

             e. A duly authorized and executed Assignment and Assumption and an assignment of all Governmental Approvals and Building Documents, and Escrows;

             f. A duly authorized and executed affidavit in a form reasonably satisfactory to Purchaser stating that Seller is not a "Foreign Person" as such term is used in Section 1445 of the Internal Revenue Code;

             g. A duly authorized and executed sales disclosure statement, as required by I.C. 6-1.1-5.5, et seq, which allocates the Purchase Price between the Transferred Real Property Interest and the Transferred Personal Property Interest as set forth on Schedule III (the "Sales Disclosure Statement");

             h. Evidence that all employees of Seller at the Project have been terminated as of 12:01 a.m. on the Closing Date.

             i. Such other documents relating to Seller's authorization, existence, and organization as Purchaser or the Title Company may reasonably require and such other documents as are contemplated by this Contract.

         All of the documents and instruments required pursuant to this Paragraph 10 or otherwise in connection with the consummation of this Contract shall be in a form and manner reasonably satisfactory to Purchaser's and Seller's counsel.

         11. PURCHASER'S OBLIGATIONS AT CLOSING. At the Closing, Purchaser agrees to deliver to Seller in accordance with the terms of this Contract the following:

             a. the Assignment and Assumption;

             b. the amount of the Purchase Price payable under Paragraph 3 (b) above, subject to the Closing adjustments and prorations provided for herein;

             c. an assignment and assumption with the holder of the Existing Financing pursuant to which Purchaser assumes the Transferred Interests Share of the Existing Financing; and

             d. a duly authorized and executed Sales Disclosure Statement .

         12. SELLER'S COVENANTS. Seller covenants and agrees:

             a. Seller shall not enter into any new undertakings or agreements relating to the management, financing or maintenance of the Project, other than the agreements entered into the ordinary course of Seller's operation and management of the Project which do not create or permit a lien or interest in the Project and will not survive the Closing, without the prior written approval of Purchaser, which approval shall not be unreasonably withheld.

             b. Seller shall continue to operate and maintain the Project in the same manner that Seller has operated and maintained the Project during its ownership, which includes maintaining the Project in such a manner that all rooms in the Project are habitable in accordance with state and local laws, and complying with the provisions of all Service Contracts and other agreements to which it is a party or by which it is bound and all applicable laws, ordinances, rules and regulations which affect the Project.

             c. Seller shall maintain all insurance on the Project that is in effect as of the date hereof.

             d. Seller shall not remove any Personal Property from the Project unless such Personal Property is replaced with personal property of like kind and like value.

             e. Seller shall not, after the date of this Contract and prior to the Closing, enter into any contract, agreement or option granting to any party the right to purchase the Property or alienate, lien, encumber or otherwise transfer the Project, any part thereof or any interest therein, except in connection with a refinancing of the indebtedness presently on the Project.

         13. REPRESENTATIONS AND WARRANTIES. As a material inducement to Purchaser for entering into this Contract, Seller hereby represents and warrants to Purchaser as follows:

             a. Seller is a limited partnership duly organized and validly existing under the laws of the State of Indiana [and is duly qualified to do business in the State of ______________ as a foreign -------------- ];

             b. Seller has the power and authority to enter into and perform its obligations under this Contract and all necessary action has been taken to authorize Seller's execution and performance of this Contract and the consummation of the transactions herein contemplated;

             c. Seller owns good, marketable and indefeasible fee simple title to the Real Property free and clear of all liens, encumbrances, security interests or other defects in title, other than Permitted Exceptions; and

             d. Seller owns good and marketable title to the Personal Property free and clear of all liens, encumbrances, security interests or other defects in title, other than Permitted Exceptions .

         Each of the foregoing representations and warranties shall be and remain true at and as of the Closing Date.

         14. DEFAULT. In the event the purchase and sale contemplated by this Contract is not consummated due to the breach hereof or default hereunder by Purchaser and such breach or default shall not have been cured by Purchaser within thirty (30) days (or such additional time as may be reasonably necessary to cure any non-payment default) after delivery by Seller of written notice thereof to Purchaser, then the Earnest Money shall be forfeited to Seller as full liquidated damages and Seller shall have no further rights to a claim for damages, specific performance or otherwise, and this Contract shall be of no further force or effect.

         In the event the purchase and sale contemplated by this Contract is not consummated due to the breach hereof or default hereunder by Seller, or if any representation or warranty made herein by Seller is untrue or breached as of the Closing Date, then, after notifying Seller in writing of such breach, default or misrepresentation and allowing Seller thirty (30) days (or such additional time as may be reasonably necessary) to cure, the Earnest Money, together with all interest earned thereon, shall be returned immediately to Purchaser, and Purchaser may avail itself of any and all remedies at law or in equity, including, but not limited to, a suit for specific performance of this Contract or for damages for the breach of this Contract or any of the representations or warranties set forth herein.

         15. USE OF BROKERS. Purchaser represents and warrants to Seller that it has contracted with no real estate broker, finder or other person with respect to this Contract or the transactions contemplated hereby; and, insofar as it knows, no real estate broker or other person claiming through Purchaser is entitled to any commission or finder's fee in any such connection. Seller represents and warrants to Purchaser that it has neither contracted nor dealt with any real estate broker, finder or other person with respect to this Contract or the transactions contemplated hereby; and, insofar as it knows, no other real estate broker or other person claiming through Seller is entitled to any commission or finder's fee in any such connection. Seller and Purchaser each agree to indemnify and hold harmless one another against any loss, liability, damage or claim incurred by reason of any brokerage commission or finder's fee alleged to be payable because of the indemnifying party's representation in this Paragraph 15 being untrue. Such indemnity obligation shall be deemed to include the payment of reasonable attorneys' fees and court costs incurred in defending any such claim.

         16. NOTICES. All notices, requests, demands, consents and other communications required or permitted under this Contract shall be in writing and shall be deemed to have been duly and properly given on the date of service if delivered personally or on the date of mailing if deposited in a receptacle of the United States mail, first class postage prepaid, addressed appropriately as follows :

If to Seller:               _______________________________
                            250 East 96th Street, Suite 450
                            One Parkwood Crossing
                            Indianapolis, IN  46240
                            Attention: John D. Bontreger

With a copy to:             Steven Lee, Esquire
                            Barnes & Thornburg
                            11 South Meridian Street, Suite 1313
                            Indianapolis, Indiana  46204

If to Purchaser:            Signature Inns, Inc.
                            250 East 96th Street, Suite 450
                            One Parkwood Crossing
                            Indianapolis, IN 46240

With a copy to:             Thomas N. Eckerle, Esquire
                            Johnson, Smith, Pence, Densborn,
                                Wright & Heath
                            One Indiana Square, Suite 1800
                            Indianapolis, Indiana  46204


Either party may change its address for purposes of this Paragraph 16 by giving the other party written notice of the new address in the manner set forth above.

         17. ASSIGNMENT. Purchaser may assign its interest in this Contract to any person or entity which is an affiliate of Purchaser or may nominate any such person or entity to receive title to the Transferred Interest pursuant to this Contract. Except as provided in the preceding sentence, neither party may assign its interest in this Contract without the prior written consent of the other party.

         18. BINDING ON SUCCESSORS. This Contract shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, representatives, successors and permitted assigns.

         19. GOVERNING LAW. This Contract shall be governed by and construed in accordance with the laws of the State of Indiana.

         20. COUNTERPARTS. This Contract may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

         21. MODIFICATION. This Contract may not be changed or modified except by an agreement in writing signed by the party sought to be charged with such modification.

         22. WAIVER. No failure on the part of either party to exercise any power or right given hereunder or to insist upon strict compliance with any obligations specified herein, and no custom or practice at variance with the terms hereof, shall constitute a waiver of either party's right to demand exact compliance with the terms hereof; provided, however, that either party may, at its sole option, waive in writing any requirement, covenant or condition herein established for the benefit of such party without affecting any of the other terms or provisions of this Contract. No delay on the part of either party in the exercise of any power or right hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any power or right preclude other or further exercise thereof or the exercise of any other power or right. All rights and remedies existing under this Contract shall be cumulative and shall be in addition to those otherwise provided by law.

         23. RECORDING OF CONTRACT. In the event Seller or Purchaser desires to record this Contract, the parties agree to execute for recording purposes a memorandum thereof indicating the parties to this Contract and a legal description of the Real Estate, but omitting the payment provisions and other terms hereof, notice of which is not required to protect the respective interests of the parties hereto as against third persons. Purchaser shall bear the cost of the preparation and recording of any such memorandum.

         24. ENTIRE AGREEMENT. This Contract constitutes the entire agreement among the parties hereto and supersedes all prior discussions, letters of intent, agreements, writings and representations between Seller and Purchaser with respect to the Transferred Interest and the transaction contemplated herein.

         25. LIMITED PARTNERSHIP APPROVAL. The rights and obligations hereunder of Purchaser and Seller and the effectiveness of this Contract shall be subject to the condition that a Majority (as such term is defined in the Partnership Agreement of Seller) of the limited partners of Seller shall have approved the transaction contemplated hereby and the execution hereof by the general partner of Seller. Seller shall notify Purchaser in writing immediately upon the determination of the approval or non-approval by the Majority of the limited partners of Seller of the transaction contemplated hereby. In the event such approval is not obtained by _______________, the Earnest Money shall be returned to Purchaser and neither Seller nor Purchaser shall have any further rights, remedies or obligations hereunder. In the event such approval is obtained, the date upon which Purchaser receives notice from Seller of such approval shall be referred to herein as the "Effective Date."

         IN WITNESS WHEREOF, Purchaser and Seller have executed this Contract as of the date first hereinabove written.



                               "SELLER"

                               ___________________PARTNERSHIP ,
                               an Indiana limited partnership


                               By: Signature Inns, Inc., an Indiana corporation,
                                   Its General Partner


                                           By: _________________________________

                                           Printed : ___________________________

                                           Title : _____________________________




                               "PURCHASER"


                               SIGNATURE INNS, INC., an Indiana corporation

                               By: _____________________________________________

                               Printed : _______________________________________

                               Title : _________________________________________

                           DESCRIPTION OF REAL ESTATE


















































                                   Exhibit A

                              TRANSFERRED INTEREST


         Purchaser is purchasing an undivided ___________ interest as tenant-in-common in and to the Project.






                               RETAINED INTEREST



         Seller is retaining an undivided _____________ interest as tenant-in-common and to the Project.



















                                   SCHEDULE I